UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2012 (July 17, 2012)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 17, 2012, Acadia Healthcare Company, Inc. (the “Company”) announced the planned departure of Jack E. Polson, Executive Vice President and Chief Financial Officer, who is leaving the Company effective July 31, 2012, to pursue personal interests.

David Duckworth, the Company’s Chief Accounting Officer, has been named Chief Financial Officer effective July 31, 2012. Mr. Duckworth, 32, joined the Company as Controller in April 2011 and became Chief Accounting Officer in January 2012. From May 2010 to April 2011, Mr. Duckworth served as Director of Finance at Emdeon Inc., a leading provider of revenue and payment cycle management and clinical information exchange solutions. Previously, Mr. Duckworth was a Manager with Ernst & Young LLP, which he joined in 2002.

There are no family relationships among any of the Company’s directors, executive officers, and Mr. Duckworth, and there are no related party transactions between the Company and Mr. Duckworth reportable under Item 404(a) of Regulation S-K. The terms of any material plan, contract or arrangement with Mr. Duckworth or any material amendment to an existing plan, contract or arrangement in connection with his appointment as Chief Financial Officer are not available at this time, but to the extent required will be reported when finalized.

A copy of the press release announcing the changes described above is filed as Exhibit 99 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99	Press Release of Acadia Healthcare Company, Inc., dated July 17, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: July 17, 2012	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release of Acadia Healthcare Company, Inc., dated July 17, 2012